                   SECURITY BIOMETRICS, INC. AND SUBSIDIARIES
                          FORMERLY KNOWN AS GREAT BEAR
                                INVESTMENTS, INC.
                          (DEVELOPMENT STAGE COMPANIES)

                        CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2001

                                TABLE OF CONTENTS



                                                                        PAGE NO.
                                                                        --------

INDEPENDENT ACCOUNTANTS' REVIEW REPORT ..............................      1

FINANCIAL STATEMENTS

    Consolidated Balance Sheets .....................................      2

    Consolidated Statements of Comprehensive (Loss) .................      3

    Consolidated Statements of Operations ...........................      4

    Consolidated Statement of Stockholders' Equity ..................      5

    Consolidated Statements of Cash Flows ...........................    6 - 7

    Notes to Consolidated Financial Statements ......................    8 - 15

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

To The Stockholders and Board of Directors
Security Biometrics, Inc. and Subsidiaries
Formerly known as Great Bear Investments, Inc.
(Development Stage Companies)


We have reviewed the accompanying consolidated balance sheet of Security Biometrics, Inc. and Subsidiaries (Development Stage Companies) as of September 30, 2001 and the related consolidated statements of operations, comprehensive
(loss) and cash flows for the three months ended September 30, 2001 and 2000, and for the period from August 25, 2000 (date of inception) to September 30, 2001, and the consolidated statement of stockholders' equity for the period from August 25, 2000 (date of inception) to September 30, 2001, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Security Biometrics, Inc. and Subsidiaries.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

We have audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Security Biometrics, Inc. and Subsidiaries as of June 30, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from August 25, 2000 to June 30, 2001 (not presented herein); and in our report dated September 14, 2001, we expressed an unqualified opinion on those financial statements, with an additional comment that there were conditions which raised substantial doubt about the Company's ability to continue as a going concern. In our opinion, the information set forth in the accompanying consolidated balance sheet as of June 30, 2001 is fairly stated in all material respects in relation to the balance sheet from which it has been derived.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has sustained operating losses of $953,587, has no revenue and needs additional capital to finance its operations. These conditions raise doubt about its ability to continue as a going concern. Managements' plans regarding these matters also are described in Note 12. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




MOFFITT & COMPANY, P.C.
SCOTTSDALE, ARIZONA

November 6, 2001

                   SECURITY BIOMETRICS, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                           CONSOLIDATED BALANCE SHEETS
                      SEPTEMBER 30, 2001 AND JUNE 30, 2001

                                     ASSETS

                                                       SEPTEMBER 30,    JUNE 30,
                                                           2001           2001
                                                        (UNAUDITED)     (AUDITED)
                                                       ------------     --------
CURRENT ASSETS
    Cash and cash equivalents                            $ 25,706       $ 26,146
    G.S.T. refund                                           3,984          9,195
    Prepaid expenses                                          907            907
                                                         --------       --------

        TOTAL CURRENT ASSETS                               30,597         36,248
                                                         --------       --------


PROPERTY AND EQUIPMENT, NET OF
   ACCUMULATED DEPRECIATION                                18,830         19,311
                                                         --------       --------


OTHER ASSETS
    Gesture Recognition Technology Option                 200,000        200,000
    Trademark                                               7,806          6,113
    Prepaid expenses                                        2,042          2,268
    Deposits                                                4,212          4,763
                                                         --------       --------

        TOTAL OTHER ASSETS                                214,060        213,144
                                                         --------       --------


        TOTAL ASSETS                                     $263,487       $268,703
                                                         ========       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                         SEPTEMBER 30,       JUNE 30,
                                                              2001             2001
                                                          (UNAUDITED)       (AUDITED)
                                                         -------------     -----------
CURRENT LIABILITIES
    Accounts payable
      Non-related entities                                $    79,250      $   110,896
      Related entities                                              0           10,000
    Accrued liabilities                                        12,500           25,405
    Current portion of capital lease payable                    3,715            3,648
                                                          -----------      -----------

        TOTAL CURRENT LIABILITIES                              95,465          149,949
                                                          -----------      -----------

LONG - TERM LIABILITIES
    Capital lease payable, net of current portion               8,230            9,355
                                                          -----------      -----------

STOCKHOLDERS' EQUITY
    Common stock
      Authorized - 100,000,000 shares, par
        value $.001 per share
      Issued and outstanding
        September 30, 2001 - 70,833,325 shares                 70,833                0
        June 30, 2001 - 70,757,675 shares                                       70,758
    Paid in capital in excess of par value of stock         1,042,546          853,496
    Deficit accumulated during the development stage         (949,728)        (814,855)
    Accumulated other comprehensive (loss)
        (Primarily cumulative translation adjustment)          (3,859)               0
                                                          -----------      -----------

        TOTAL STOCKHOLDERS' EQUITY                            159,792          109,399
                                                          -----------      -----------

        TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY                           $   263,487      $   268,703
                                                          ===========      ===========


       See Accompanying Notes and Independent Accountants' Review Report.

                   SECURITY BIOMETRICS, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)
           FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000 AND
             FOR THE PERIOD FROM AUGUST 25, 2000 (DATE OF INCEPTION)
                              TO SEPTEMBER 30, 2001
                                   (UNAUDITED)


                                                                                   FOR THE
                                                                                 PERIOD FROM
                                                                                  AUGUST 25,
                                                      THREE MONTHS ENDED        2000 (DATE OF
                                                         SEPTEMBER 30,          INCEPTION) TO
                                                   -------------------------    SEPTEMBER 30,
                                                      2001           2000           2001
                                                   ----------     ----------    ------------

NET (LOSS)                                         $ (134,873)    $  (48,031)    $ (949,728)

OTHER COMPREHENSIVE (LOSS)
       Foreign currency translation adjustment         (3,859)             0         (3,859)
                                                   ----------     ----------     ----------

NET COMPREHENSIVE (LOSS)                           $ (138,732)    $  (48,031)    $ (953,587)
                                                   ==========     ==========     ==========




       See Accompanying Notes and Independent Accountants' Review Report.

                   SECURITY BIOMETRICS, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000 AND
             FOR THE PERIOD FROM AUGUST 25, 2000 (DATE OF INCEPTION)
                              TO SEPTEMBER 30, 2001
                                   (UNAUDITED)


                                                                                       FOR THE
                                                                                      PERIOD FROM
                                                                                       AUGUST 25,
                                                       THREE MONTHS ENDED            2000 (DATE OF
                                                          SEPTEMBER 30,              INCEPTION) TO
                                                 ------------------------------      SEPTEMBER 30,
                                                     2001              2000              2001
                                                 ------------      ------------      ------------

REVENUES                                         $          0      $          0      $          0
                                                 ------------      ------------      ------------

EXPENSES
       Gesture Recognition Technology Option                0                 0           320,000
       General and Administrative                     134,873            48,031           629,728
                                                 ------------      ------------      ------------

        TOTAL EXPENSES                                134,873            48,031           949,728
                                                 ------------      ------------      ------------

NET (LOSS)                                       $   (134,873)     $    (48,031)     $   (949,728)
                                                 ============      ============      ============


NET (LOSS) PER COMMON SHARE

       Basic and diluted                         $       (.00)     $       (.00)     $       (.01)
                                                 ============      ============      ============

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING

       Basic and diluted                           70,935,207        70,757,675        70,935,207
                                                 ============      ============      ============


       See Accompanying Notes and Independent Accountants' Review Report.

                   SECURITY BIOMETRICS, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
             FOR THE PERIOD FROM AUGUST 25, 2000 (DATE OF INCEPTION)
                              TO SEPTEMBER 30, 2001
                                   (UNAUDITED)

                                                 COMMON STOCK                            PREFERRED STOCK
                                                 ------------                            ---------------
                                          SHARES               AMOUNT              SHARES                AMOUNT
                                          ------               ------              ------                ------
INCEPTION, AUGUST 25, 2000                        0         $          0                    0         $          0

SHARES OF BIOMETRICS
SECURITY, INC

   SHARES ISSUED FOR CASH
   PRIOR TO REVERSE
   ACQUISITION                              757,675              757,675              500,000                   10

REMOVAL OF BIOMETRICS                      (757,675)                   0                    0                    0
   SECURITY, INC.  AND RE-
   STATEMENT AS EQUIVALENT
   SECURITY BIOMETRICS, INC
   SHARES RECEIVED IN REVERSE
   ACQUISITION                           38,257,675                    0                    0                    0
                                       ------------         ------------         ------------         ------------

AS RESTATED                              38,257,675              757,675              500,000                   10

EFFECT OF REVERSE ACQUISITION
   WITH SECURITY BIOMETRICS,
   INC., THE LEGAL ACQUIRER, ON
   AUGUST 25, 2000                       12,500,000             (706,917)            (500,000)                 (10)
                                       ------------         ------------         ------------         ------------

BALANCE, AUGUST 25, 2000, AFTER
   REVERSE ACQUISITION WITH
   SECURITY BIOMETRICS, INC              50,757,675               50,758                    0                    0

ACQUISITION OF NETFACE LLC               20,000,000               20,000                    0                    0

NET (LOSS) FOR THE PERIOD
   ENDED JUNE 30, 2001                            0                    0                    0                    0
                                       ------------         ------------         ------------         ------------

BALANCE, JUNE 30, 2001                   70,757,675               70,758                    0                    0

ISSUANCE OF COMMON STOCK
   FOR CASH AT $2.50 PER SHARE

       JUNE 2001                             48,650                   48                    0                    0
       AUGUST 2001                           22,000                   22                    0                    0
       SEPTEMBER 2001                         5,000                    5                    0                    0

NET (LOSS) FOR THE THREE
   MONTHS ENDED
   SEPTEMBER 30, 2001                             0                    0                    0                    0

CUMULATIVE CURRENCY
   TRANSLATION ADJUSTMENT FOR
   THE THREE MONTHS ENDED
   SEPTEMBER 30, 2001                             0                    0                    0                    0
                                       ------------         ------------         ------------         ------------


                                         70,833,325         $     70,833                    0         $          0
                                       ============         ============         ============         ============

                                         PAID IN          DEFICIT
                                       CAPITAL IN       ACCUMULATED       ACCUMULATED
                                       EXCESS OF        DURING THE           OTHER
                                       PAR VALUE        DEVELOPMENT      COMPREHENSIVE
                                       OF STOCK            STAGE            (LOSS)              TOTAL
                                       --------            -----            ------              -----
INCEPTION, AUGUST 25, 2000            $        0        $        0         $        0         $        0

SHARES OF BIOMETRICS
SECURITY, INC

   SHARES ISSUED FOR CASH
   PRIOR TO REVERSE
   ACQUISITION                                 0                 0                  0            757,685

REMOVAL OF BIOMETRICS                          0                 0                  0                  0
   SECURITY, INC.  AND RE-
   STATEMENT AS EQUIVALENT
   SECURITY BIOMETRICS, INC
   SHARES RECEIVED IN REVERSE
   ACQUISITION                                 0                 0                  0                  0
                                      ----------        ----------         ----------         ----------

AS RESTATED                                    0                 0                  0            757,685

EFFECT OF REVERSE ACQUISITION
   WITH SECURITY BIOMETRICS,
   INC., THE LEGAL ACQUIRER, ON
   AUGUST 25, 2000                       662,133                 0                  0            (44,794)
                                      ----------        ----------         ----------         ----------

BALANCE, AUGUST 25, 2000, AFTER
   REVERSE ACQUISITION WITH
   SECURITY BIOMETRICS, INC              662,133                 0                  0            712,891

ACQUISITION OF NETFACE LLC               191,363                 0                  0            211,363

NET (LOSS) FOR THE PERIOD
   ENDED JUNE 30, 2001                         0          (814,855)                 0           (814,855)
                                      ----------        ----------         ----------         ----------

BALANCE, JUNE 30, 2001                   853,496          (814,855)                 0            109,399

ISSUANCE OF COMMON STOCK
   FOR CASH AT $2.50 PER SHARE

       JUNE 2001                        121,577                 0                  0            121,625
       AUGUST 2001                       54,978                 0                  0             55,000
       SEPTEMBER 2001                    12,495                 0                  0             12,500

NET (LOSS) FOR THE THREE
   MONTHS ENDED
   SEPTEMBER 30, 2001                         0          (134,873)                 0           (134,873)

CUMULATIVE CURRENCY
   TRANSLATION ADJUSTMENT FOR
   THE THREE MONTHS ENDED
   SEPTEMBER 30, 2001                         0                 0             (3,859)            (3,859)
                                     ----------        ----------         ----------         ----------

                                     $1,042,546        $ (949,728)        $   (3,859)        $  159,792
                                     ==========        ==========         ==========         ==========

       See Accompanying Notes and Independent Accountants' Review Report.

                   SECURITY BIOMETRICS, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000 AND
             FOR THE PERIOD FROM AUGUST 25, 2000 (DATE OF INCEPTION)
                              TO SEPTEMBER 30, 2001
                                   (UNAUDITED)

                                                                                                FOR THE
                                                                                              PERIOD FROM
                                                                                               AUGUST 25,
                                                                THREE MONTHS ENDED           2000 (DATE OF)
                                                                   SEPTEMBER 30,             INCEPTION) TO
                                                           -----------------------------      SEPTEMBER 30,
                                                              2001              2000              2001
                                                              ----              ----              ----
CASH FLOWS FROM OPERATING
   ACTIVITIES:
       Net (loss)                                          $(134,873)        $ (48,031)        $(949,728)
       Adjustments to reconcile net (loss) to
         net cash (used) by operating activities:
           Depreciation                                          671                 0             1,683
       Changes in operating assets and liabilities:
           G.S.T. refund                                       5,211                 0            (3,984)
           Prepaid expenses                                      226                 0               226
           Deposits                                              551                 0            (4,212)
           Accounts payable                                  (41,646)           29,950            79,250
           Accrued liabilities                               (12,905)                0            12,500
                                                           ---------         ---------         ---------

              NET CASH (USED) BY
                 OPERATING ACTIVITIES                       (182,765)          (18,081)         (864,265)
                                                           ---------         ---------         ---------

CASH FLOWS FROM INVESTING
   ACTIVITIES:
       Purchases of:
          Property and equipment                                (190)         (320,701)           (9,537)
          Trademark                                           (1,693)                0            (7,806)
       Acquisition of subsidiaries, net of cash
          received                                                 0                 0           (32,977)
                                                           ---------         ---------         ---------

              NET CASH (USED) BY
                INVESTING ACTIVITIES                          (1,883)         (320,701)          (50,320)
                                                           ---------         ---------         ---------

CASH FLOWS FROM FINANCING
   ACTIVITIES:
       Proceeds from issuance of common stock                189,125           487,891           946,810
       Payments on capital lease payable                      (1,058)                0            (2,660)
                                                           ---------         ---------         ---------

            NET CASH PROVIDED BY
                FINANCING ACTIVITIES                         188,067           487,891           944,150
                                                           ---------         ---------         ---------

       See Accompanying Notes and Independent Accountants' Review Report.

                   SECURITY BIOMETRICS, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
           FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000 AND
             FOR THE PERIOD FROM AUGUST 25, 2000 (DATE OF INCEPTION)
                              TO SEPTEMBER 30, 2001
                                   (UNAUDITED)

                                                                                     FOR THE
                                                                                   PERIOD FROM
                                                                                    AUGUST 25,
                                                       THREE MONTHS ENDED          2000 (DATE OF)
                                                          SEPTEMBER 30,            INCEPTION) TO
                                                    -------------------------      SEPTEMBER 30,
                                                      2001             2000            2001
                                                      ----             ----            ----
EFFECT OF EXCHANGE RATE CHANGES
   ON CASH AND CASH EQUIVALENTS                     $ (3,859)        $      0        $ (3,859)
                                                    --------         --------        --------
NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                                 (440)         149,109          25,706

CASH AND CASH EQUIVALENTS, AT
   BEGINNING OF PERIOD                                26,146                0               0
                                                    --------         --------        --------
CASH AND CASH EQUIVALENTS, AT
   END OF PERIOD                                    $ 25,706         $149,109        $ 25,706
                                                    ========         ========        ========
SUPPLEMENTAL DISCLOSURE OF
   CASH FLOW INFORMATION
       Cash paid during the period for:
          Interest                                  $    227         $      0        $  1,184
                                                    ========         ========        ========

          Taxes                                     $      0         $      0        $      0
                                                    ========         ========        ========
NON-CASH INVESTING AND
   FINANCING ACTIVITIES
       Purchase of property and equipment by
          capital lease financing                   $      0         $      0        $ 14,605
                                                    ========         ========        ========

       See Accompanying Notes and Independent Accountants' Review Report.

                   SECURITY BIOMETRICS, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                ORGANIZATION AND NATURE OF BUSINESS

                Security Biometrics, Inc. (hereinafter referred to as the Company) is a Nevada corporation, incorporated on March 12, 1999 as Great Bear Resources, Inc.; changed its name to Great Bear Investments, Inc. on May 12, 1999, and then subsequently changed its name to Security Biometrics, Inc. on August 11, 2000. The Company is based in Vancouver, British Columbia, Canada.

                On August 25, 2000, the Company acquired all of the issued and outstanding stock of Biometrics Security, Inc. (hereinafter referred to as BSI) in exchange for 38,257,675 shares (37,500,000 of these shares were owned by a trust whose beneficiaries were the children of the Chief Financial officer of the Company) of its common stock, par value $0.001.

                This transaction has the effect of what is commonly referred to as a "reverse acquisition" in that the Company is the legal acquirer; however, BSI is the accounting acquirer.

                In connection with the legal form of this transaction, BSI became a wholly-owned subsidiary of the Company. For accounting purposes, the acquisition is treated as a recapitalization of BSI rather than a business combination.

                The Companies intend to develop, market under license, and distribute the Gesture Recognition Technology developed by DSI Datotech Systems, Inc. (hereinafter referred to as Datotech) for video games and internet/television.

                PRINCIPLES OF CONSOLIDATION

                The consolidated financial statements include the accounts of Security Biometrics, Inc. and its wholly owned subsidiaries, Biometrics Security, Inc. and NetFace LLC.

                All material inter-company accounts and transactions have been eliminated.

                CASH AND CASH EQUIVALENTS

                For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                ACCOUNTING ESTIMATES

                Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

       See Accompanying Notes and Independent Accountants' Review Report.

                   SECURITY BIOMETRICS, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                PROPERTY AND EQUIPMENT

                Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

                BSI depreciates its property and equipment for financial reporting purposes using the straight-line method based upon the following useful lives of the assets:

                           Office furniture and equipment        10 Years
                           Computer equipment                     5 Years

                INCOME TAXES

                Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No.109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                NET (LOSS) PER SHARE

                The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted
                (loss) per share. Basic (loss) per share is computed by dividing net (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilutive effects on net
                (loss) per share are excluded.

                LONG-LIVED ASSETS

                Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long- Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. This standard did not have a material effect on the Company's results of operations, cash flows or financial position.

       See Accompanying Notes and Independent Accountants' Review Report.

                   SECURITY BIOMETRICS, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

                The Company estimates that the fair value of all financial instruments as of September 30 and June 30, 2001, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                FOREIGN CURRENCY TRANSLATION

                The financial statements of the Company are measured using the United States dollar as the functional currency. Assets, liabilities and equity accounts of the company are translated from foreign currency to United States currency at exchange rates as of the balance sheet date or historical acquisition date, depending on the nature of the account. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity. Foreign currency translations gains and losses are included in consolidated net income.

NOTE 2          DEVELOPMENT STAGE OPERATIONS

                As of September 30, 2001, the Companies were in the development stage of operations. According to the Financial Accounting Standards Board of the Financial Accounting Foundation, a development stage Company is defined as a company that devotes most of its activities to establishing a new business activity. In addition, planned principal activities have not commenced, or have commenced and have not yet produced significant revenue.

NOTE 3          PROPERTY AND EQUIPMENT

                Property and equipment and accumulated depreciation consists of:

                                                            SEPTEMBER 30,     JUNE 30,
                                                                2001            2001
                                                            -------------     --------
                         Office furniture and equipment        $14,205        $14,015
                         Computer equipment                      6,308          6,308
                                                               -------        -------

                                                                20,513         20,323
                         Less accumulated depreciation           1,683          1,012
                                                               -------        -------

                         Total property and equipment          $18,830        $19,311
                                                               =======        =======

                Depreciation expense for the three months ended September 30, 2001 and 2000 was $671 and $0, respectively.

       See Accompanying Notes and Independent Accountants' Review Report.

                   SECURITY BIOMETRICS, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

NOTE 4          GESTURE RECOGNITION TECHNOLOGY OPTION

                On June 28, 2000, NetFace LLC acquired an option to acquire an exclusive worldwide perpetual, royalty-free license to exploit the Gesture Recognition Technology developed by DSI Datotech Systems, Inc. for video games and internet/television. The exercise price of the option is $5,000,000, plus a 20% Class B membership in NetFace LLC. NetFace has paid Datotech $200,000 of the exercise price, with the remaining $4,800,000 balance of the exercise price payable by December 4, 2002. The option expires eighteen months from the date when a prototype reasonably acceptable to NetFace LLC is made available to NetFace LLC.

                The licensing costs will be amortized over the estimated useful life of the assets once the products are ready for commercial use.

NOTE 5          TRADEMARK

                The trademark costs represent payments made to develop the trademark. The costs will be amortized according to FASB 142 as soon as the trademark is fully developed and its definitive life period is determined.

NOTE 6          CAPITAL LEASE PAYABLE

                BSI acquired an office copier on a capital lease with National Leasing Group Inc. The lease requires monthly payments of $310 for 48 months including interest at 11%.

                Future minimum payments are as follows:

                         September 30, 2002                             $ 3,715
                         September 30, 2003                               3,715
                         September 30, 2004                               3,715
                         September 30, 2005                               3,749
                                                                        -------

                         Total minimum lease payments                    14,894
                         Less amount representing interest                2,949
                                                                        -------
                         Present value of minimum lease payments        $11,945
                                                                        =======

NOTE 7          INTEREST

                Interest expense for the three months ended September 30, 2001 and 2000 was $227 and $0, respectively.

NOTE 8          INCOME TAXES

                Significant components of the Company's deferred tax assets and liabilities are as follows:

       See Accompanying Notes and Independent Accountants' Review Report.

                   SECURITY BIOMETRICS, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

NOTE 8          INCOME TAXES (CONTINUED)

                         Deferred tax assets

                               Net operating loss carryforward                             $150,000
                               Less valuation allowance                                     150,000
                                                                                           --------

                               Net deferred tax assets                                     $      0
                                                                                           ========

                               Deferred tax liabilities                                    $      0
                                                                                           ========

                         A reconciliation of the valuation allowance is as follows:

                               Balance at beginning of year                                $129,900
                               Addition for year                                             20,100
                                                                                           --------
                               Balance at end of year                                      $150,000
                                                                                           ========

NOTE 9          NET OPERATING LOSS CARRYFORWARDS

                The Company has the following net operating loss carryforwards:

                                                                               EXPIRATION
                                          YEAR                AMOUNT              DATE
                                          ----                ------              ----
                                    June 30, 1999          $    10,546            2019
                                    June 30, 2000               51,016            2020
                                    June 30, 2001              804,259            2021
                                    September 30, 2001         134,873            2021
                                                           -----------

                                                           $ 1,000,694
                                                           ===========

NOTE 10         REAL ESTATE LEASE

                On April 1, 2001, BSI leased its office facilities in Vancouver, British Columbia under a 36 month lease. The lease requires monthly rentals for the first two years of approximately $2,200 and approximately $2,400 for the third year of the lease plus sales taxes and common area costs.

                The lease provides that BSI has one three year option to renew the lease at the prevailing rates at the time the lease is renewed.

                Future minimum lease payments are as follows:

       See Accompanying Notes and Independent Accountants' Review Report.

                   SECURITY BIOMETRICS, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

NOTE 10         REAL ESTATE LEASE (CONTINUED)

                         September 30, 2002        $26,294
                         September 30, 2003         26,707
                         September 30, 2004         13,753
                                                   -------
                                                   $66,754
                                                   =======

                Rent expense for the three months ended September 30, 2001 and 2000 was $7,200 and $0, respectively.

NOTE 11         EMPLOYEE STOCK OPTIONS

                On August 21, 2000, the corporation adopted the Biometrics Security, Inc. stock option plan for the purpose of providing an incentive based form of compensation to the officers, directors, key employees and service providers of the Company.

                The stock subject to the plan and issuable upon exercise of options granted under the plan are shares of the corporation's common stock, $.001 par value, which may be either unissued or treasury shares.

                The aggregate number of shares of common stock covered by the plan and issuable upon exercise of all options granted shall be 5,100,000 shares, which shares shall be reserved for use upon the exercise of options to be granted from time to time.

                The exercise prices range from $1.00 to $5.00 at the date of the grant of the options.

                Vesting terms of the options range from immediate to five years.

                The Company has elected to continue to account for stock-based compensation under APB Opinion No. 25, under which no compensation expense has been recognized for stock options granted to employees at fair market value.

                A summary of the option activity for the three months ended September 30, 2001 pursuant to the terms of the plan is as follows:

                                                                            SHARES         WEIGHTED
                                                                            UNDER          AVERAGE
                                                                            OPTION      EXERCISE PRICE
                                                                            ------      --------------
                         Options outstanding at July 1, 2001              1,061,250        $    1.26
                              Granted                                       272,500             1.00
                              Exercised                                           0                0
                              Canceled                                            0                0
                                                                          ---------

                         Options outstanding at September 30, 2001        1,333,750        $    1.21
                                                                          =========        =========

                      1,333,750 shares are exercisable at September 30, 2001.

       See Accompanying Notes and Independent Accountants' Review Report.

                   SECURITY BIOMETRICS, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

NOTE 11         EMPLOYEE STOCK OPTIONS (CONTINUED)

                Information regarding stock options outstanding as of September 30, 2001 is as follows:

                      Price range                                                      $1.00 - $5.00
                      Weighted average exercise and grant
                        date prices                                                        $1.21
                      Weighted average remaining contractual life                    4 years, 0 months
                      Options exercised                                                      0

                The weighted average fair value of options granted were estimated as of the date of grant using the Black-Scholes stock option pricing model, based on the following weighted average assumptions:

                      Dividend yield                                                       0%
                      Expected volatility                                                 50%
                      Risk free interest rate                                        4.82% - 5.34%
                      Expected life                                                     5 years

                For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                Net (loss)
                    As reported                                                      $ (134,873)

                    Pro forma                                                        $ (362,766)

                (Loss) per share attributable to
                   common stock
                    As reported                                                      $     (.00)

                    Pro forma                                                        $     (.00)

NOTE 12         GOING CONCERN

                These financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company has sustained operating losses of $953,587, has no revenue and needs additional capital to finance its operations. These factors raise doubt as to the Company's ability to continue as a going concern.

                Management's plan to eliminate the going concern situation include obtaining financing from either public or private sources.

       See Accompanying Notes and Independent Accountants' Review Report.

                   SECURITY BIOMETRICS, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

NOTE 13         PREFERRED STOCK

                Biometrics Security, Inc. is authorized to issue 500,000 shares of no par value preferred stock. BSI has not established any preference rights for the preferred stock.

NOTE 14         UNAUDITED FINANCIAL INFORMATION

                The accompanying financial information at September 30, 2001 is unaudited. In management's opinion, such information includes all normal recurring entries necessary to make the financial information not misleading.

       See Accompanying Notes and Independent Accountants' Review Report.